        As filed with the Securities and Exchange Commission on December 1, 2006
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  CALTON, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                     New Jersey                         22-2433361
            (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

                           2050 40TH AVENUE, SUITE ONE
                            VERO BEACH, FLORIDA 32960
                                 (772) 794-1414
                          (Address, including zip code,
                  of Registrant's Principal Executive Offices)

                                   ----------

                     CALTON, INC. 2006 EQUITY INCENTIVE PLAN
                    CALTON, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plans)

                                   ----------

                              ANTHONY J. CALDARONE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  CALTON, INC.
                           2050 40TH AVENUE, SUITE ONE
                            VERO BEACH, FLORIDA 32960
                                 (772) 794-1414
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:

                            PHILIP D. FORLENZA, ESQ.
                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION
                               125 HALF MILE ROAD
                          MIDDLETOWN, NEW JERSEY 07748

                                   ----------

                                           CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                          Proposed Maximum    Proposed Maximum      Amount of
       Title of Securities to be          Amount to be     Offering Price    Aggregate Offering   Registration
              Registered                 Registered (3)       Per Share             Price              Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par value,
including related rights to purchase
Class A Preferred Stock Series One (1)      1,000,000          $.38(4)            $380,000           $40.66

Common Stock, $.05 par value,
including related rights to purchase
Class A Preferred Stock Series One (2)        225,000          $.38(4)            $ 85,500           $ 9.15

Total Registration Fee                                                                               $49.81
===============================================================================================================

(1) Under the Calton, Inc. 2006 Equity Incentive Plan (the "Equity Incentive Plan").

(2) Under the Calton, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan").

(3) This Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution provisions of the Equity Incentive Plan and the Employee Stock Purchase Plan to adjust for the occurrence of certain corporate transactions or events including, without limitation, a stock split, stock dividend, merger, consolidation, reorganization or recapitalization.

(4) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low sale prices for a share of Calton, Inc. Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on November 28, 2006.

================================================================================

                                EXPLANATORY NOTE

     On February 28, 2001, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (Registration No. 333-56318) relating to shares of Common Stock to be issued pursuant to its Employee Stock Purchase Plan (the "2001 Registration Statement"). On August 26, 2003, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-108208) relating to additional shares of Common Stock to be issued pursuant to its 2000 Equity Incentive Plan and its Employee Stock Purchase Plan (the "2003 Registration Statement"). Each of the 2001 Registration Statement and the 2003 Registration Statement is currently effective. The Registrant is filing this Registration Statement on Form S-8 with the Commission to register an additional 225,000 shares under its Employee Stock Purchase Plan and 1,000,000 shares under its 2006 Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------
*Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement registers shares reserved for issuance under the Company's 2006 Equity Incentive Plan and additional shares to be issued pursuant to the Company's Employee Stock Purchase Plan. Accordingly, the contents of the 2001 Registration Statement and the 2003 Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. In addition, the following documents filed with the Commission are hereby incorporated by reference into this Registration Statement as of their respective dates:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2005 filed with the Commission on February 28, 2006, as amended by Form 10-KSB/A filed with the Commission on June 6, 2006.

     (b) The Company's Report on Form 8-K filed with the Commission on March 2, 2006.

     (c) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended February 28, 2006 filed with the Commission on April 14, 2006.

     (d) The Company's Report on Form 8-K filed with the Commission on April 14, 2006.

     (e) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 2006 filed with the Commission on July 14, 2006.

     (f) The Company's Report on Form 8-K filed with the Commission on July 14, 2006.

     (g) The Company's Report on Form 8-K filed with the Commission on July 28, 2006.

     (h) The Company's Report on Form 8-K filed with the Commission on August 1, 2006.

     (i) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended August 31, 2006 filed with the Commission on October 16, 2006.

     (j) The Company's Report on Form 8-K filed with the Commission on October 16, 2006.

     (k) The description of the Company's Common Stock contained in Amendment No. 1 to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-1 as filed with the Commission on May 20, 1996, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of the filing of such documents. In no event, however, will any of the information, including exhibits, that the Company discloses under Item 2.02 and Item 7.01 of any Report on Form 8-K that has been or may, from time to time, be furnished, to the Commission be incorporated by reference into or otherwise become a part of the Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following summary describes the relevant terms and conditions with respect to the indemnification of a corporate agent of the Company (the "Corporate Agent"), including, without limitation, any person who is or was a director, officer, employee or agent of the Company, pursuant to Article VI of the Company's By-Laws (the "By-Laws") and Section 14A:3-5 of the New Jersey Business Corporation Act (the "Corporation Act").

The Company shall indemnify a Corporate Agent against the Corporate Agent's expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of being or having been a Corporate Agent of the Company, other than a proceeding by or in the right of the Company, if (a) such Corporate Agent acts in good faith and in a manner that the Corporate Agent reasonably believes to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe that such conduct was unlawful.

In a proceeding by or in the right of the Company, a Corporate Agent shall be indemnified by the Company for any expenses incurred if the Corporate Agent acted in good faith and in a manner that the Corporate Agent reasonably believed to be in or not opposed to the best interest of the Company. However, if the Corporate Agent is adjudged to be liable to the Company, there shall be no indemnification of the Corporate Agent's expenses unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding is brought, shall determine upon application that such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses.

Unless ordered by a court, the Company will indemnify a Corporate Agent against expenses and liabilities only as authorized in a specific case upon a determination by (a) a majority vote of a quorum of the Board of Directors of the Company or a committee thereof, consisting of directors who were not parties to or otherwise involved in the proceedings, or (b) by independent legal counsel, or (c) by the shareholders of the Company, that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth above.

No indemnification shall be made by the Company to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that the Corporate Agent's acts or omissions (a) were in breach of the Corporate Agent's duty of loyalty to the Company or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

The Company shall indemnify a Corporate Agent against expenses if the Corporate agent is successful on the merits or otherwise in any proceeding involving the Corporate Agent by reason of being or having been a Corporate Agent of the Company.

The Company may pay the expenses incurred by a Corporate Agent in connection with a proceeding in advance of the final disposition of the proceeding as authorized by the Company's Board of Directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount if it is ultimately determined that the Corporate Agent is not entitled to such indemnification.

The Company may purchase and maintain insurance on behalf of any Corporate Agent against any such expenses and liabilities.

If upon application for indemnification by a Corporate Agent the Company refuses to provide indemnification or advance payment of expenses to the Corporate Agent as required or permitted under the By-Laws, the Corporate Agent may apply to a court for an award of such indemnification and the payment in advance of such expenses by the Company.

The indemnification and advancement of expenses provided pursuant to Article VI of the Company's By-Laws shall not exclude any other rights to which a Corporate Agent may be entitled under the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), other articles of the By-Laws, agreement, vote of shareholders, or other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in the proceeding.

With respect to provisions included in the Company's Certificate of Incorporation limiting the liability of officers and directors of the Company,
Article VIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Company shall not be personally liable to the Company or its shareholders for damages as a result of a breach of any duty owed to the Company or its shareholders, except that the provisions of this Article VIII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. This Article VIII shall apply with respect to acts or omissions occurring prior to or after the date of its adoption.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

        4.04 Calton, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.45 to the Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 2006 filed by the Company with the Commission on July 14, 2006).

        5.      Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

       23.01    Consent of Aidman, Piser & Company, P.A.

       23.02    Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit
                5)

       24.      Power of Attorney (filed with signature pages)

ITEM 9. UNDERTAKINGS.

The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vero Beach, Florida, on the 30th day of November, 2006.

                                     CALTON, INC.
                                     (Registrant)


                                  By: /s/ Anthony J. Caldarone
                                      ------------------------------------------
                                      Anthony J. Caldarone
                                      Chairman of the Board, President and
                                      Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Caldarone and Laura A. Camisa and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                            Title                         Date
          ---------                            -----                         ----
/s/ Anthony J. Caldarone       Chairman of the Board, President       November 30, 2006
----------------------------   and Chief Executive Officer
Anthony J. Caldarone           (Principal Executive Officer)


/s/ Laura A. Camisa            Senior Vice President, Treasurer and   November 30, 2006
----------------------------   Chief Financial Officer (Principal
Laura A. Camisa                Financial and Accounting Officer)


/s/ John G. Yates              Director                               November 30, 2006
----------------------------
John G. Yates


/s/ Frank Cavell Smith, Jr.    Director                               November 30, 2006
----------------------------
Frank Cavell Smith, Jr.

/s/ Mark N. Fessel             Director                               November 30, 2006
----------------------------
Mark N. Fessel


/s/ Kenneth D. Hill            Director                               November 30, 2006
----------------------------
Kenneth D. Hill


/s/ J. Ernest Brophy           Director                               November 30, 2006
----------------------------
J. Ernest Brophy

                                  EXHIBIT INDEX

 4.04   Calton, Inc. 2006 Equity Incentive Plan (incorporated by reference to
        Exhibit 10.45 to the Quarterly Report on Form 10-QSB for the quarterly period ended May 31, 2006 filed by the Company with the Commission on July 14, 2006)

 5.     Opinion and Consent of Giordano, Halleran & Ciesla, P.C.

23.01   Consent of Aidman, Piser & Company, P.A.

23.02   Consent of Giordano, Halleran & Ciesla, P.C. (filed with Exhibit 5)

 24.    Power of Attorney (filed with signature pages)